                                  SECURITY AGREEMENT

     This Security Agreement made and entered into this 30th day of June, 1999 by Oceanic Exploration Company, a Delaware corporation, and Oceanic International Properties Corporation, a Colorado corporation ("Debtor") whose address is 5000 South Quebec Street, Suite 450, Denver, Colorado 80237, in favor of NWO Resources, Inc., an Ohio corporation, whose address is 5000 South Quebec Street, Suite 450, Denver, Colorado 80237 ("Secured Party");

     WITNESSETH:

WHEREAS, Debtor has a line of credit with Secured Party whereby Debtor is entitled to make periodic draws up to the aggregate of $300,000.00, which draws are evidenced by a promissory note payable no later than March 31, 2000; and

WHEREAS, Secured Party will continue such line of credit provided that Debtor gives acceptable security for all past and future borrowings; and

WHEREAS, Debtor has offered to grant and Secured Party is willing to accept a security interest in: (a) Debtor's 15% net earnings interest and the future revenues attributable to such interest held through Denison Mines Limited ("Denison") in certain areas offshore Greece; and (b) all proceeds resulting from or related to the litigation commenced in the Ontario Court (General Division), Canada between Debtor and Denison, including any existing and future accounts or other amounts receivable by Debtor from Denison; and

WHEREAS, Debtor has previously granted a security interest to International Hydrocarbons ("IH"), the new security interest to be granted hereunder to Secured Party will therefore be subordinated to the security interest held by IH;

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

NOW THEREFORE, for and in consideration of the premises and the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Debtor and Secured Party hereby agree as follows:

                                      ARTICLE I
                                  SECURITY INTEREST

           Section 1.01 GRANT OF SECURITY INTEREST. Debtor hereby grants to Secured Party a security interest in, a general lien upon and a right of set-off against, the following described property ("Collateral"):

     (a) All of Debtor's right, title and interest in that certain Memorandum of Agreement made the 30th day of June 1976 between Debtor and Denison Mines Limited ("Denison") pursuant to which Denison purchased among other things a certain 68.75% interest in a certain Exploration and Development Agreement dated June 14, 1976, by and between the Greek State and Oceanic Exploration Co. of Greece ("Oceanic of Greece"), Hellenic Oil Company, Inc., Wintershall Aktiengesellschaft and White Shield Greece Oil Corporation and pursuant to which a certain Oil Payment and Net Earnings Interest as therein defined was reserved; as amended by a letter agreement dated July 28, 1976, and as further amended by Memorandum made the 27th day of August 1975 between Debtor, Oceanic of Greece, Denison, certain Subsidiaries of Debtor therein defined; and certain additional Subsidiaries of Debtor therein defined; and the Oil Payment and Net Earnings Interest Agreement made the 30th day of August, 1976 between Debtor, Denison and Oceanic of Greece.

     (b) All of Debtor's accounts and general intangibles whether now existing or hereafter arising relating to the property described in (a) above.

     (c) The proceeds, products, additions to, substitutions for and accessions of the property described in (a) above.

     (d) All proceeds resulting from or related to the litigation commenced in the Ontario Court (General Division), Canada ("Court") between Debtor and Denison, including any existing and future accounts or other amounts receivable by Debtor from Denison. In September 1996, the lawsuit went to trial. In December 1996, Debtor received notification that the Court had rendered a judgment in Debtor's favor. Subsequently, however, Denison filed a Notice of Appeal requesting that the judgment be set aside. Therefore, the final determination will be made by the Appellate Court. The Appellate Court hearing before the Ontario Court of Appeal was held in June 1999. However, the Ontario Court of Appeal has not as yet issued its decision.

           Section 1.02 OBLIGATIONS SECURED. The security interest in, general lien upon, and right of set-off against the Collateral is granted to secure the following Obligations: (a) payment of all indebtedness of Debtor to Secured Party now or hereafter existing under or in connection with the $300,000.00 line of credit in favor of Debtor or the promissory note issued thereunder and any and all renewals, extensions for any period or rearrangements thereof (the "Indebtedness"), (b) the performance of all obligations of Debtor under this Security Agreement.

                                      ARTICLE 2
                            REPRESENTATIONS AND WARRANTIES

           In order to induce Secured Party to accept this Security Agreement, Debtor represents and warrants to Secured Party that:

           Section 2.01 OWNERSHIP AND LIENS. Except for the security interest of IH and the subordinated security interest of Secured Party granted in this Security Agreement, Debtor owns good and indefeasible title to the Collateral free and clear of any other liens, adverse claims or options. Debtor has full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any other liens, adverse claims and options except for the security interest previously granted to IH. No other lien, adverse claim or option has been created by Debtor or is known by Debtor to exist with respect to the Collateral except for the security interest previously granted to IH; and to the best of Debtor's information and belief, no financing statement or other security instrument is on file in any jurisdiction covering such Collateral other than those in favor of Secured Party and the security interest previously granted to IH. At the time the security interest in favor of Secured Party attaches, good and indefeasible title to all after-acquired property included within the Collateral, free and clear of any other liens, adverse claims or options, except for the security interest previously granted to IH, will be vested in Debtor.

           Section 2.02 LOCATION. Debtor's chief executive office and principal and chief place of business is located at the address set forth in the opening paragraph of this Security Agreement. The office where Debtor keeps its records concerning accounts and general intangibles has the same address as Debtor's chief executive office and principal and chief place of business.

           Section 2.03 SECURED PARTY'S SECURITY INTEREST. This Security Agreement creates a valid and binding security interest in the Collateral securing the Obligations. All filings and other actions necessary or desirable to perfect or protect such security interest have been duly taken. No further or subsequent filing, recording, registration or other public notice of such security interest is necessary in any office or jurisdiction in order to perfect such security interest or to continue, preserve or protect such security interest except for continuation statements or for filings upon the occurrence of any of the events stated in Section 3.05 of this Security Agreement. Such perfected security interest in the Collateral constitutes a second-priority security interest under the Uniform Commercial Code as presently in effect in the State of Colorado (the "Code") subordinate only to the first-priority security interest previously granted to IH.

           Section 2.04 BINDING OBLIGATIONS. This Security Agreement constitutes valid and binding obligations of Debtor, enforceable in accordance with its terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

           Section 2.05 NO LEGAL BAR OR RESULTANT LIEN. This Security Agreement does not and will not violate any provisions of the articles or certificate of incorporation or bylaws of Debtor or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Debtor is subject.

           Section 2.06 NO CONSENT. Debtor's delivery and performance of this Security Agreement, does not require the consent or approval of any other person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

           Section 2.07 BENEFIT. Debtor's grant of a security interest in favor of Secured Party in accordance with this Security Agreement reasonably may be expected to benefit, directly or indirectly, Debtor.

                                      ARTICLE 3
                               COVENANTS AND AGREEMENTS

           Section 3.01 FURTHER ASSURANCES. Debtor will from time to time sign, execute, deliver and file, alone or with Secured Party, any financing statements, security agreements or other documents; procure any instruments or documents as may be requested by Secured Party; and take all further action that may be necessary or desirable, or that Secured Party may request, to confirm, perfect, preserve and protect the security interest intended to be granted hereby. Debtor shall do all such additional and further acts or things, give such assurances and execute such documents or instruments as Secured Party requires to vest more completely in and assure to Secured Party its rights under this Security Agreement.

           Section 3.02 DELIVERY OF INFORMATION. Debtor will transmit to Secured Party promptly all information that Debtor may have or receive with respect to the Collateral which might in any way affect the value of the Collateral or Secured Party's rights or remedies with respect thereto.

           Section 3.03 COMPROMISE OF COLLATERAL. Debtor will not adjust, settle or compromise any rights respecting the Collateral without the prior written consent of Secured Party.

           Section 3.04 EXPENSES. Debtor agrees to pay to Secured Party all advances, charges, costs and expenses (including attorneys' fees and legal expenses) incurred by Secured Party in connection with the transaction which gives rise to this Security Agreement, in connection with executing, confirming, perfecting and preserving the security interest created under this Security Agreement, in connection with protecting Secured Party against claims or interests of any person against the Collateral, and in exercising any right, power or remedy conferred by this Security Agreement or by law or in equity (including, but not limited to, attorneys' fees and legal expenses incurred by Secured Party in the collection of instruments deposited with or purchased by Secured Party and amounts incurred in connection with the operation, maintenance or foreclosure of the Collateral). The amount of all such advances, charges, costs and expenses shall be due and payable to Secured Party upon demand together with interest thereon.

           Section 3.05 FINANCING STATEMENT FILINGS; NOTIFICATIONS. Debtor recognizes that financing statements pertaining to the Collateral have been or will be filed with the office of the Secretary of State for the State of Colorado. Debtor will immediately notify Secured Party of any condition or event that may change the proper location for the filing of any financing statements or other public notice or recordings for the purpose of perfecting a security interest in the Collateral. Without limiting the generality of the foregoing, Debtor will (a) immediately notify Secured Party of any change to another jurisdiction (i) in the location of Debtor's chief executive office or principal and chief place of business; (ii) in the location of the office where Debtor keeps its records concerning accounts; and (b) immediately notify Secured Party of any change in Debtor's name, identity or corporate structure. In any notice furnished pursuant to this paragraph, Debtor will expressly state that the notice is required by this Security Agreement and contains facts that will or may require additional filings of financing statements or other notices for the purpose of continuing perfection of the Secured Party's security interest in the Collateral.

                                      ARTICLE 4
                            EVENTS OF DEFAULT AND REMEDIES

           Section 4.01 EVENTS. Any of the following events shall be considered an "Event of Default" as that term is used herein:

               (a) Principal and Interest Payments - default is made in the payment when due of any installment of principal or interest on the promissory note issued in connection with the line of credit or of any other fee provided for herein; or

               (b) Representations and Warranties - any representation or warranty by Debtor herein proves to have been incorrect in any material respect as of the date when made or deemed made; or

               (c) Covenants - default is made in the due observance of performance by Debtor of any of the covenants or agreements contained in this Security Agreement and such default continues unremedied for a period of thirty (30) days after notice thereof being given by Secured Party to Debtor; or

               (d) Involuntary Bankruptcy or Other Proceedings - an involuntary case or other proceeding shall be commenced against Debtor which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of thirty (30) days; or an order for relief against Debtor shall be entered in any such case under the Federal Bankruptcy Code; or

               (e) Voluntary Petitions, etc. - Debtor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action to authorize or effect any of the foregoing.

           Section 4.02 DEFAULT REMEDIES. Upon the occurrence of any Event of Default described in Section 4.01 (d) or (e), hereof, lending obligations of Secured Party under the line of credit in favor of Debtor, shall immediately terminate, and the notes thereunder shall become immediately due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor or any other notice of default of any kind, all of which are hereby expressly waived by the Debtor. Upon the occurrence of any other Event of Default specified in Section 4.01 hereof, at any time during the continuance of such Event of Default, Secured Party may by written notice to Debtor declare the entire principal amount of all Indebtedness then outstanding including interest accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Debtor, and the lending obligations of Secured Party under the line of credit shall immediately terminate unless and until Secured Party shall reinstate same in writing.

           Upon the happening and during the continuance of any Event of Default Secured Party may then, or at any time thereafter and from time to time, apply, set-off, collect, sell in one or more sales, lease, or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any brokers' board or securities exchange, either for cash or upon credit or for future delivery, at such price as Secured Party may deem fair, and Secured Party may be the purchaser of any or all Collateral so sold and may hold the same thereafter in its own right free from any claim of Debtor or right of redemption. No such purchase or holding by Secured Party shall be deemed a retention by Secured Party in satisfaction of the Obligations. All demands, notices and advertisements, and the presentment of property at sale are hereby waived. If, notwithstanding the foregoing provisions, any applicable provision of the Code or other law requires Secured Party to give reasonable notice of any such sale or disposition or other action, Debtor hereby agree five (5) days' prior written notice shall constitute reasonable notice. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and Debtor. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

           Section 4.03 RIGHT OF SET-OFF. Upon the happening and during the continuance of any Event of Default Secured Party is hereby authorized to then, or at any time thereafter and from time to time, without notice to Debtor apply and set-off (i) any and all deposits (general or special, time or demand, provisional or final) of Debtor at any time held by Secured Party;
(ii) any and all other claims of Debtor against Secured Party, now or hereafter existing, (iii) any and all other indebtedness at any time owing by Secured Party to or for the account of Debtor; (iv) any and all money, instruments, securities, documents, chattel paper, credits, claims, demands and other property, rights or interests of Debtor which at any time shall come into the possession or custody or under the control of Secured Party, for any purpose; and (v) the proceeds of any of the foregoing property against the Obligations as if the same were included in the Collateral, and Debtor hereby grants to Secured Party a security interest in, a general lien upon, and a right to so set-off and apply such property against the Obligations regardless of whether or not Secured Party shall have made any demand for payment of the Indebtedness or shall have given any other notice. Secured Party agrees to promptly notify Debtor after any such set-off and application, provided, however, the failure of Secured Party to give any such notice shall not affect the validity of such set-off and application. The rights of Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Secured Party may have.

           Section 4.04 PROCEEDS. After the happening of any Event of Default the proceeds of any sale or other disposition of the Collateral and all sums received or collected by Secured Party from or on account of the Collateral shall be applied by Secured Party in the manner set forth in the Code.

           Section 4.05 DEFICIENCY. Debtor shall remain liable to Secured Party for any unpaid Indebtedness, advances, costs, charges and expenses, together with interest thereon.

           Section 4.06 SECURED PARTY'S DUTIES. The powers conferred upon Secured Party by this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against prior parties. Secured Party shall not be liable for failure to collect or realize upon any or all of the Obligations or Collateral, or for any delay in so doing, nor shall

Secured Party be under any duty to take any action whatsoever with regard thereto. Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession but need not take any steps to keep the Collateral identifiable. Secured Party shall have no duty to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party's rights in or to, any of the Collateral.

           Section 4.07 CONTINUING AGREEMENT. This is a continuing Security Agreement and the grant of a security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until the Indebtedness is paid in full as the same becomes due and payable, until Secured Party has no further obligation to advance monies to Debtor pursuant to the line of credit in favor of Debtor and until Secured Party, upon request of Debtor, has executed a written termination statement, reassigned to Debtor without recourse, the Collateral and all rights conveyed hereby and returned possession of the Collateral to Debtor.

           Section 4.08 CUMULATIVE RIGHTS. The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Secured Party. Furthermore, regardless of whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Code.

           Section 4.09 EXERCISE OF RIGHTS, ETC. Time shall be of the essence for the performance of any act under this Security Agreement or the Obligations by Debtor but neither Secured Party's acceptance of partial or delinquent payments nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any obligation of Debtor or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

           Section 4.10 REMEDY AND WAIVER. Secured Party may remedy any Default without waiving the Default remedied and may waive any Default without waiving any prior or subsequent Default.

                                      ARTICLE 5
                                    MISCELLANEOUS

           Section 5.01 PRESERVATION OF LIABILITY. Neither this Security Agreement nor the exercise by Secured Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving Debtor from liability on the Indebtedness and for any deficiency thereon.

           Section 5.02 NOTICES. Any notice or demand under this Security Agreement or in connection with this Security Agreement shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telecopy or other similar form of rapid transmission or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered to Debtor or Secured Party at their respective addresses shown in the first paragraph of this Security Agreement.

           Section 5.03 CONSTRUCTION. This Security Agreement has been made in and the security interest granted hereby is granted in and each shall be governed by the laws of the State of Colorado and of the United States of America, as applicable, in all respects, including matters of construction, validity, enforcement and performance.

           Section 5.04 AMENDMENT AND WAIVER. This Security Agreement may not be amended (nor may any of its terms be waived) unless such amendment or waiver is in writing and is executed by Debtor and Secured Party.

           Section 5.05 INVALIDITY. If any provision of this Security Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, Debtor and Secured Party shall promptly meet and negotiate substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

           Section 5.06 SUCCESSORS AND ASSIGNS. The covenants, and agreements herein contained by or on behalf of Debtor shall bind their successors and assigns and shall inure to the benefit of Secured Party, its successors and assigns.

           Section 5.07 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Security Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

           Section 5.08 COUNTERPARTS. This Security Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all together shall constitute one and the same instrument.

     IN WITNESS HEREOF, Debtor and Secured Party have caused this instrument to be duly executed as of the date first above written.


                                       DEBTOR:

                                       OCEANIC EXPLORATION COMPANY


                                       By /s/ Charles N. Haas
                                          ---------------------------
                                          President



                                       OCEANIC INTERNATIONAL PROPERTIES
                                       CORPORATION


                                       By  /s/ Charles N. Haas
                                          ---------------------------
                                          President



                                       SECURED PARTY:

                                       NWO RESOURCES, INC.


                                       By /s/ John E. Jones
                                          ---------------------------
                                          Secretary/Treasurer